UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/01/2005

Valero L.P.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-16417

Delaware	74-2956831
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Valero Way
San Antonio, Texas 78249
(Address of Principal Executive Offices, Including Zip Code)

(210) 345-2000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On September 1, 2005, the Board of Directors of Valero GP, LLC, the general partner of Riverwalk Logistics, L.P., the general partner of Valero L.P., increased the annual retainer fee paid to the Chairman of its Conflicts Committee from $7,500 to $10,000. The increase was effective as of September 1, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Valero L.P.

Date: September 07, 2005.	By:	/s/ Bradley C. Barron
Bradley C. Barron
Corporate Secretary of Valero GP, LLC